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                            GOODWIN, PROCTER & HOAR
                                 Exchange Place
                                Boston, MA 02109


                               December 28, 1995


DAKA International, Inc.
One Corporate Place
55 Ferncroft Road
Danvers, Massachusetts  01923-4001

     Re:  DAKA International, Inc. Registration Statement on Form S-4
          -----------------------------------------------------------

Dear Ladies and Gentlemen:

        This opinion relates to shares of Common Stock, par value $.01 per share (the "Shares"), of DAKA International, Inc., a Delaware corporation (the "Company"), which may be issued in connection with the proposed acquisition by the Company of Champps Entertainment, Inc. ("Champps"), a Minnesota corporation, pursuant to the Agreement and Plan of Merger dated as of October 10, 1995 (the "Merger Agreement") by and among the Company, Champps and CEI Acquisition Corp., a Minnesota corporation and a wholly owned subsidiary of the Company. The Shares are the subject matter of a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "SEC") this day (the "Registration Statement"). We have acted as counsel to the Company in connection with the preparation and filing with the SEC of the Registration Statement.

        For purposes of this opinion we have reviewed the Company's Certificate of Incorporation and By-Laws, each as amended to date. We have also examined records of corporate proceedings of the Company and such other certificates and documents as we have deemed necessary to enable us to render this opinion.

        We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion herein concerning the laws of any jurisdictions other than the laws of the United States of America and The Commonwealth of Massachusetts and the Delaware General Corporation Law.

        Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, it is our opinion that, upon the issuance of the certificates representing the


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Shares in accordance with the provisions of the Merger Agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus contained in such Registration Statement.

                                                Very truly yours,


                                            /s/ GOODWIN, PROCTER & HOAR